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                                                                   Exhibit 10.15

                    THE NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 2005)

NMHG NQ/2005 Unfunded Restatement

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                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN

     NACCO Materials Handling Group, Inc. (the "Company") does hereby amend and completely restate the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter, effective as of January 1, 2005:

                              ARTICLE I - PREFACE

     Section 1.1. Effective Date. The original effective date of this Plan was February 10, 1993 and the Plan was previously amended and restated as of September 1, 2000. The effective date of this amendment and restatement is January 1, 2005.

     Section 1.2. Purpose of the Plan. The purpose of this Plan is (a) to allow certain employees to defer the receipt of certain long-term incentive compensation award payments, (b) to provide for certain Employees the benefits they would have received under the Qualified Plans but for (i) the dollar limitation on Compensation taken into account under the Qualified Plans as a result of Section 401(a)(17) of the Code, (ii) the limitations imposed under
Section 415 of the Code, and (iii) the limitations under Sections 402(g), 401(k)(3) and 401(m) of the Code, and (c) to provide for the continued deferral of certain frozen benefits.

     Section 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina, except when preempted by federal law.

     Section 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural unless otherwise clearly required by the context.

     Section 1.5. Application of the American Jobs Creation Act ("AJCA").

          (a) The following Sub-Accounts (collectively, the "Pre-2005 Sub-Accounts" (and all earnings thereon) are "grandfathered" under Code Section 409A (as enacted by the AJCA) and, as such, will continue to be governed by the law applicable to nonqualified deferred compensation prior to the enactment of Code Section 409A: (i) The LTIP Deferral Sub-Account; (ii) the Yale Short-Term Deferral Sub-Account, (iii) the Excess Deferral Sub-Account, (iv) amounts credited to the Excess 401(k) Sub-Account for periods prior to January 1, 2005 (the "Pre-2005 Excess 401(k) Sub-Account"); (v) amounts credited to the Excess Matching Sub-Account for periods prior to January 1, 2005 (the "Pre-2005 Excess Matching Sub-Account") and (vi) amounts credited to the Excess Profit Sharing Sub-Account for pre-2005 Plan Years (including the amount that was credited in 2005 for the 2004 Plan Year) (the "Pre-2005 Excess Profit Sharing Sub-Account").

          (b) The following Sub-Accounts (collectively, the "Post-2004 Sub-Accounts") (and all earnings thereon) are subject to the provisions of Code
Section 409A, as enacted by the AJCA: (i) amounts credited to the Excess 401(k) Sub-Account for periods on or after January 1, 2005 (the "Post-2004 Excess 401(k) Sub-Account"); (ii) amounts credited to the Excess

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Matching Sub-Account for periods on or after January 1, 2005 (the "Post-2004
Excess Matching Sub-Account") and (iii) amounts credited to the Excess Profit Sharing Sub-Account for the 2005 Plan Year and beyond (beginning with amounts credited in 2006 for the 2005 Plan Year) (the "Post-2004 Excess Profit Sharing Sub-Account"). It is intended that the provisions of the Plan that relate to the Post-2004 Sub-Accounts be administered in accordance with the requirements of Code Section 409A, so as to prevent the inclusion in gross income of any amount credited to the Participant's Post-2004 Sub-Accounts hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise actually be distributed or made available to the Participants.

                            ARTICLE II - DEFINITIONS

     Except as otherwise provided in this Plan, terms defined in the Profit Sharing Plan as it may be amended from time to time shall have the same meanings when used herein, unless a different meaning is clearly required by the context of this Plan. In addition, the following words and phrases shall have the following respective meanings for purposes of this Plan:

     Section 2.1. Account shall mean the record maintained by the Employer in accordance with Section 4.1 as the sum of the Participant's Excess Retirement Benefits hereunder. The Participant's Account shall be further divided into the Sub-Accounts described in Section 1.5 hereof.

     Section 2.2. Beneficiary shall mean the person or persons designated by the Participant as his Beneficiary under this Plan, in accordance with the provisions of Article VIII hereof.

     Section 2.3. Bonus shall mean any bonus under the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan that would be taken into account as Compensation under the Profit Sharing Plan, which is earned with respect to services performed by a Participant during a Plan Year (whether or not such Bonus is actually paid to the Participant during such Plan Year). An election to defer a Bonus under this Plan must be made before the period in which the services are performed which gives rise to such Bonus.

     Section 2.4. Company shall mean NACCO Materials Handling Group, Inc. or any entity that succeeds NACCO Materials Handling Group, Inc. by merger, reorganization or otherwise.

     Section 2.5. Compensation shall have the same meaning as under the Profit Sharing Plan, except that (a) Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan, excluding, however, LTIP Deferral Benefits and (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17) and (b) Compensation shall be deemed to exclude cash compensation which is paid for special perquisites, such as country club dues and company plane allowances. Notwithstanding the foregoing, (1) cash allowances in lieu of general perquisites that are paid to substantially all Participants shall be included in the definition of Compensation hereunder and
(2) the timing and crediting of Bonuses hereunder shall be as specified in
Section 3.3.

     Section 2.6. Employer shall mean the Company and NMHG Oregon, LLC (known as NMHG Oregon, Inc. for periods prior to the close of business on December 31,
2005).

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     Section 2.7. Excess Retirement Benefit or Benefit shall mean an LTIP
Deferral Benefit, Yale Short-Term Deferral Benefit, Excess Profit Sharing Benefit, Excess 401(k) Benefit, Excess Matching Benefit or Excess Deferral Benefit (all as described in Article III) which is payable to or with respect to a Participant under this Plan.

     Section 2.8. Fixed Income Fund shall mean the Stable Asset Fund under the Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund.

     Section 2.9. 401(k) Employee shall mean an Employee of an Employer who is a Participant in the Profit Sharing Plan who is eligible to receive Before-Tax Contributions and Matching Employer Contributions thereunder.

     Section 2.10. Insolvent. For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (a) is unable to pay its debts as they mature, or (b) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code (or similar foreign law).

     Section 2.11. Key Employee shall mean a key employee, as defined in Section 416(i) of the Code (without regard to paragraph (5) thereof), of an Employer as long as the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Employee's Termination of Employment. Key Employees are identified on a Controlled Group-wide basis and include non-resident alien Employees (whether or not such Employees are eligible to participate in the Plan). The selected identification date for Key Employees is December 31st. As such, any Employee who is classified by the Company as a Key Employee as of December 31st of a particular Plan Year shall maintain such classification for the 12-month period commencing the following April 1st. The Company shall have the sole and absolute discretion to classify Employees as Key Employees hereunder. To the extent determined by the Company, such classification may include up to 75 highly compensated Employees (including some who do not meet the statutory requirements of a Key Employee) as long as such determination is made in a consistent, reasonable and good faith manner.

     Section 2.12. LTIP Plan shall mean (a) the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Effective January 1, 1990 and terminated May 5, 2000) or (b) the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (As Amended and Restated Effective January 1, 2005) or the NACCO Materials Handling Group, Inc. Senior Executive Long-Term Executive Compensation Plan (As Amended and Restated Effective January 1, 2005), but only with respect to LTIP Awards with Grant Dates of January 1, 2001, January 1, 2003 and January 1, 2004.

     Section 2.13. Participant.

          (a) For purposes of Section 3.1 of the Plan, the term "Participant" means an Employee of an Employer who is a Participant in the profit sharing portion of the Profit Sharing Plan (i) whose profit sharing benefit for a Plan Year is limited by the application of Section

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401(a)(17) or 415 of the Code and (ii) whose base salary or annual base rate of pay for such Plan Year was at least $115,000.

          (b) For purposes of Sections 3.3 and 3.4 of the Plan, the term "Participant" means a 401(k) Employee (i) who is unable to make all of the Before-Tax Contributions that he has elected to make to the Profit Sharing Plan, or is unable to receive the maximum amount of Matching Contributions under the Profit Sharing Plan due to the limitations of Section 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code and (ii) whose base salary or annual base rate of pay for the Plan Year in which a deferral election is effective is at least $115,000.

          (c) For purposes of Section 3.5 of the Plan, the term "Participant" means an Employee of an Employer (i) who is a participant in the LTIP Plan, (ii) who, both at the time the deferral election is required and the time the deferral becomes effective, is either a U.S. citizen or a nonresident alien who is covered on a U.S. payroll and (iii) whose base salary or annual base rate of pay for the Plan Year in which a deferral election is required was at least $115,000 (U.S.). In addition, the Employee must either be an active Employee at the time the deferral becomes effective or must have "Retired" as such term is defined in the LTIP Plan.

          (d) The term "Participant" shall also include any other person who has an Account balance hereunder or who was defined as a participant in a prior version of this Plan.

     Section 2.14. Plan shall mean the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, as herein set forth or as duly amended.

     Section 2.15. Plan Administrator shall mean the Administrative Committee of the Profit Sharing Plan.

     Section 2.16. Plan Year shall mean the calendar year.

     Section 2.17. Profit Sharing Employee shall mean an Employee of an Employer who is a participant in the Profit Sharing Plan and who is eligible for Profit Sharing Contributions.

     Section 2.18. Profit Sharing Plan shall mean the NACCO Materials Handling Group, Inc. Profit Sharing Retirement Plan or any successor thereto.

     Section 2.19. ROTCE shall mean the Company's consolidated return on total capital employed, as determined by the Compensation Committee for purposes of the NACCO Materials Handling Group, Inc. Annual Incentive Compensation Plan as in effect for the particular Plan Year.

     Section 2.20. Termination of Employment means a separation of service as defined in Code Section 409A (and the regulations or other guidance issued thereunder).

     Section 2.21. Unforeseeable Emergency shall mean an event which results in a severe financial hardship to the Participant as a consequence of (a) an illness or accident of the Participant, the Participant's spouse or a dependent within the meaning of Code Section 152(a), (b) loss of the Participant's property due to casualty or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

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     Section 2.22. Valuation Date shall mean the last day of each Plan Year and any other date chosen by the Plan Administrator.

                    ARTICLE III - EXCESS RETIREMENT BENEFITS

     Section 3.1. Excess Profit Sharing Benefits. Each Employer shall credit to a Sub-Account (the "Excess Profit Sharing Sub-Account") established for each Participant who is both an Employee of such Employer and a Profit Sharing Employee, an amount equal to the excess, if any, of (i) the amount of the Employer's Profit Sharing Contribution which would have been made to the profit sharing portion of the Profit Sharing Plan on behalf of the Participant if (1) such Plan did not contain the limitations imposed under Sections 401(a)(17) and 415 of the Code and (2) the term "Compensation" (as defined in Section 2.5 hereof) were used for purposes of determining the amount of profit sharing contributions under the Profit Sharing Plan, over (ii) the amount of the Employer's Profit Sharing Contribution which is actually made to such Plan on behalf of the Participant for such Plan Year (the "Excess Profit Sharing Benefits").

     Section 3.2. Frozen Benefits. The Accounts of certain Participants contain amounts allocated to (a) an Excess Deferral Sub-Account (the "Excess Deferral Benefits") and (b) a Yale Short-Term Deferral Sub-Account (the "Yale Short-Term Deferral Benefits") hereunder. No additional amounts (other than earnings) shall be credited to these Sub-Accounts.

     Section 3.3. Basic and Additional Excess 401(k) Benefits.

          (a) Amount of Excess 401(k) Benefits. Each 401(k) Employee who is a Participant may, prior to each December 31st , by completing an approved deferral election form, direct his Employer to reduce his Compensation for the next Plan Year by an amount equal to the difference between (i) a specified percentage, in 1% increments, with a maximum of 25%, of his Compensation for the Plan Year, and (ii) the maximum Before-Tax Contributions actually permitted to be contributed for him to the Profit Sharing Plan for such Plan Year by reason of the application of the limitations under Sections 402(g), 401(a)(17) and 401(k)(3) of the Code. All amounts deferred under this Section shall be referred to herein collectively as the "Excess 401(k) Benefits." Notwithstanding the foregoing, a 401(k) Employee's direction to reduce a Bonus earned during a particular Plan Year shall be made no later than December 31st of the Plan Year preceding the Plan Year in which the Bonus commences to be earned and, as a result, Bonuses that are paid in 2005 shall not be taken into account for purposes of calculating Excess 401(k) Benefits hereunder.

          (b) Consequences of Deferral Election. Any direction by a Participant to defer Compensation under Subsection (a) shall be effective with respect to Compensation otherwise payable to the Participant for the Plan Year for which the deferral election form is effective and the Participant shall not be eligible to receive such Compensation. Instead, such amounts shall be credited to the Participant's Excess 401(k) Sub-Account hereunder. Any such direction shall be irrevocable with respect to Compensation earned for such Plan Year, but shall have no effect on Compensation earned in subsequent Plan Years. A new deferral election will be required for each Plan Year under the Plan.

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          (c) Classification of Excess 401(k) Benefits. The Excess 401(k)
Benefits for a particular Plan Year shall be calculated monthly and shall be further divided into the "Basic Excess 401(k) Benefits" and the "Additional Excess 401(k) Benefits" as follows:

          (i) The Basic Excess 401(k) Benefits shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the lesser of the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year or 7% and the denominator of which is the percentage of Compensation elected to be deferred; and

          (ii) The Additional Excess 401(k) Benefits (if any) shall be determined by multiplying each Excess 401(k) Benefit by a fraction, the numerator of which is the difference between (1) the percentage of Compensation elected to be deferred in the deferral election form for such Plan Year and (2) 7%, and the denominator of which is the percentage of Compensation elected to be deferred.

     The Basic Excess 401(k) Benefits shall be credited to the Basic Excess 401(k) Sub-Account under this Plan and the Additional Excess 401(k) Benefits shall be credited to the Additional Excess 401(k) Sub-Account hereunder.

          (d) Time and Form of Payment. Amounts credited to a Participant's Pre-2005 Excess 401(k) Sub-Account and Post-2004 Excess 401(k) Sub-Account shall be paid at the time, and in the form, specified in Article VII hereof.

          (e) Post Payment Date Deferrals. Notwithstanding any provision of the Plan to the contrary, in the event that a Participant elects to receive his Post-2004 Excess 401(k) Sub-Account at a specified age (or the earlier of a specified age or Termination of Employment) and the Participant continues to be employed past such date, the Participant shall not be entitled to defer any additional Compensation hereunder.

          (f) Automatic Termination of Deferral Election due to Hardship. The deferral election of a Participant whose eligibility to make Salary Deferral Contributions to the Profit Sharing Plan has been involuntarily suspended because he has taken a Hardship withdrawal shall automatically terminate. Such termination shall be in effect for the remainder of the Plan Year in which he receives such Hardship withdrawal (or, if later, the end of the Plan Year that includes the end of his period of suspension from the Profit Sharing Plan). As a result, the Participant shall be required to reenroll in this Plan effective as of the next applicable January 1st.

     Section 3.4. Excess Matching Benefits. A 401(k) Employee who is a Participant shall have credited to his Basic Excess Matching Sub-Account an amount equal to the Matching Employer Contributions attributable to the Basic Excess 401(k) Benefits that he is prevented from receiving under the Profit Sharing Plan because of the limitations of Code Sections 402(g), 401(a)(17), 401(k)(3) and 401(m) of the Code (the "Excess Matching Benefits"). Payment of the Participant's Basic Excess Matching Sub-Account shall be made at the same time and in the same form as the payment of the Participant's corresponding Basic Excess 401(k) Sub-Account.

     Section 3.5. LTIP Deferral Benefits.

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          (a) Each Participant may, by completing an approved deferral election form, direct his Employer:

          (i) to reduce an Award with a Grant Date of January 1, 2001, January 1, 2003 or January 1, 2004 (as such terms are defined in the LTIP Plan) which has been deferred until the tenth anniversary of the Grant Date of such Award and thereby extinguish his entitlement under the LTIP Plan to 100% of such deferred Award; and

          (ii) to credit the amount of the reduction (the "LTIP Deferral Benefits") to the LTIP Deferral Sub-Account hereunder. Such election must be made no later than one-year prior to the date such Award would otherwise be payable to the Participant under the LTIP Plan (or six months prior to Retirement, if later).

          (b) In addition, certain Awards which were deferred under the LTIP Plan will automatically be transferred to this Plan in the case of a Participant's "Retirement" (as defined in the LTIP Plan) in which case such Awards will also be credited to the Participant's LTIP Deferral Sub-Account hereunder.

          (c) While separate deferral elections may be entered into with respect to each Award payable under the LTIP Plan, any direction by a Participant to defer receipt of a specific Award and to receive LTIP Deferral Benefits in lieu thereof shall be irrevocable with respect to that Award, subject to the terms hereof and in the LTIP Plan.

          (d) Time and Form of Payment. Amounts credited to a Participant's LTIP Deferral Sub-Account shall be paid at the time, and in the form, specified in
Article VII hereof.

          (e) Post Payment Date Deferrals. Notwithstanding any provision of the Plan to the contrary, in the event that a Participant elected to receive his LTIP Deferral Sub-Account at a specified age (or the earlier of a specified age or termination of employment) and the Participant continues to be employed past such date, the Participant shall be prohibited from deferring any additional LTIP Awards hereunder.

                             ARTICLE IV - ACCOUNTS

     Section 4.1. Participants' Accounts. Each Employer shall establish and maintain on its books an Account for each Participant which shall contain the following entries:

          (a) Credits to an Excess Profit Sharing Sub-Account for the Excess Profit Sharing Benefits described in Section 3.1, which shall be credited to the Sub-Account at the time the Profit Sharing Contributions are otherwise credited to Participants' accounts under the Profit Sharing Plan.

          (b) Credits to the Excess Deferral Sub-Account and the Yale Short-Term Deferral Sub-Account at the time specified in prior Plan documents for such Benefits.

          (c) Credits to a Basic or Additional Excess 401(k) Sub-Account for the Basic and Additional Excess 401(k) Benefits described in Section 3.3, which shall be credited to the

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Sub-Account when a 401(k) Employee is prevented from making a Before-Tax
Contribution under the Profit Sharing Plan.

          (d) Credits to a Basic Excess Matching Sub-Account for the Excess Matching Benefits described in Section 3.4, which amounts shall be credited to the Sub-Account when a 401(k) Employee is prevented from receiving Matching Employer Contributions under the Profit Sharing Plan.

          (e) Credits to an LTIP Deferral Sub-Account for the LTIP Deferral Benefits described in Section 3.5, which shall be credited to the Sub-Account as soon as practicable following the time the Award would otherwise be payable to the Participant under the LTIP Plan.

          (f) Credits to all Sub-Accounts for the earnings described in Article V, which shall continue until the such Sub-Accounts have been distributed to the Participant or his Beneficiary.

          (g) Debits for any distributions made from the Sub-Accounts and any amounts forfeited under Section 7.4.

          (h) The Employers shall make the above-described credits and debits to the Participant's Pre-2005 Sub-Accounts or Post-2004 Sub-Accounts, as applicable.

                              ARTICLE V - EARNINGS

     Section 5.1. Earnings on Basic Sub-Accounts and Profit Sharing
Sub-Accounts.

          (a) Subject to Subsection (b) and Section 5.4, at the end of each calendar month during a Plan Year, the Excess Profit Sharing Sub-Account, Basic Excess Deferral Sub-Account, Basic Excess 401(k) Sub-Account and Basic Excess Matching Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. Notwithstanding the foregoing, in the event that the ROTCE determined for such Plan Year that is applicable to the Participant exceeds the rate credited to the Sub-Accounts under the preceding sentence, such Sub-Accounts shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Sub-Account balance during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly.

          (b) The ROTCE calculation described in Subsection (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant terminated employment, as calculated by the Company. For any subsequent month following termination, such ROTCE calculation shall not apply. The Fixed Income Fund calculation described above for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

          Section 5.2. Earnings on Additional Sub-Accounts and the Yale Short-Term Sub-Account. Subject to Section 5.4, at the end of each calendar month during the Plan Year, the

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Additional Excess Deferral Sub-Account, Additional Excess 401(k) Sub-Account and
Yale Short-Term Deferral Sub Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the blended rate earned during such month by the Fixed Income Fund. The earnings calculation for the month in which the Participant receives a distribution from his Sub-Account shall be based on the blended rate earned during the preceding month by the Fixed Income Fund.

     Section 5.3. Earnings on LTIP Deferral Sub-Accounts. Subject to Section 5.4, at the end of each calendar month during a Plan Year, the LTIP Deferral Sub-Account of each Participant shall be credited with an amount determined by multiplying such Participant's average Sub-Account balance during such month by the "10-Year U.S. Treasury Yield" plus 2.0%. For purposes hereof, the 10-Year U.S. Treasury Yield shall be the 10 year yield on U.S. Treasury issues as listed in the Bond Market Data Bank for the last day of the preceding calendar quarter as printed in the Wall Street Journal (or as published on the Website for the Wall Street Journal). In the event that a yield is not listed for a maturity exactly 10 years from the calendar quarter end, the next preceding chronological treasury bond issue yield shall be used.

     Section 5.4. Changes in/Limitations on Earnings Assumption.

          (a) To the extent not prohibited by Code Section 409A, the Company (with the approval or ratification of the NACCO Industries, Inc. Benefits Committee (the "Benefits Committee")) may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time.

          (b) Notwithstanding any provision of the Plan to the contrary, in no event will earnings on Accounts for a Plan Year be credited at a rate which exceeds 14%.

                              ARTICLE VI - VESTING

     Section 6.1. Vesting. A Participant shall always be 100% vested in all amounts credited to his Account hereunder.

             ARTICLE VII - TIME AND FORM OF PAYMENT TO PARTICIPANTS

     Section 7.1. Excess Profit Sharing Benefits.

          (a) Pre-2005 Excess Profit Sharing Sub-Accounts. For amounts allocated to a Participant's Pre-2005 Excess Profit Sharing Sub-Account, the Participant was previously required to make an IRREVOCABLE election to receive his entire Pre-2005 Excess Profit Sharing Sub-Account either (A) at termination of employment in the form of a lump sum or (B) at the same time and in the same form as his Pre-2005 Excess 401(k) Sub-Account. If a Participant failed to make a timely election by December 1, 2004, he shall be deemed to have elected to receive his Pre-2005 Excess Profit Sharing Sub-Account in the form of a lump sum payment at Termination of Employment.

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                                       10


          (b) Post-2004 Excess Profit Sharing Sub-Accounts. Amounts allocated to a Participant's Post-2004 Excess Profit Sharing Sub-Account shall automatically be paid in the form of a lump sum payment at Termination of Employment.

          (c) Additional Rules. Notwithstanding the foregoing, the payment of Excess Profit Sharing Benefits shall not occur until the date on which all amounts allocable to the Participant's Excess Profit Sharing Sub-Account for the year of termination have been credited to such Sub-Account.

     Section 7.2. Excess Matching Sub-Account. The Excess Matching Sub-Account shall be paid at the same time and in the same form as the Participant's corresponding Excess 401(k) Sub-Account.

     Section 7.3. Excess Deferral Benefits, Excess 401(k) Benefits and LTIP Deferral Benefits.

          (a) Payment Dates.

          (i) In General. The initial deferral elections made by a Participant under Sections 3.2, 3.3 and 3.5 above shall also contain such Participant's IRREVOCABLE election regarding the payment date(s) of the Participant's entire Excess Deferral Sub-Account, Excess 401(k) Sub-Account and LTIP Deferral Sub-Account, provided that (1) separate elections may be made for each such Sub-Account and (2) separate elections may be made for the Pre-2005 Sub-Accounts and the Post-2004 Sub-Accounts. A Participant who does not timely and properly file such an election form shall be deemed to have elected to receive his Excess Deferral, Excess 401(k) and LTIP Deferral Sub-Accounts as soon as practicable following the date on which the Participant ceases to be an Employee of the Controlled Group (for Pre-2005 Sub-Accounts) or incurs a Termination of Employment (for Post-2004 Sub-Accounts).

          (ii) Available Dates. The Participant may elect to commence payment of the Excess Deferral Sub-Account, the Pre-2005 Excess 401(k) Sub-Account and the LTIP Deferral Sub-Account as soon as practicable following (A) the date on which he ceases to be an Employee of the Controlled Group, (B) the date on which he attains an age specified in the election form or (C) the earlier or later of such dates. The Participant may elect to commence payment of the Post-2004 Excess 401(k) Sub-Account as soon as practicable following (X) the date on which he incurs a Termination of Employment, (Y) the date he attains a specified age or (Z) the earlier of such dates.

          (b) Form of Payment for Pre-2005 Sub-Accounts.

          (i) Normal Form of Payment for Pre-2005 Sub-Accounts. Each such Sub-Account shall be distributed to the Participant in the form of ten annual installments. These installment payments shall be based on the value of the particular Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid, with each installment being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment payment shall be paid as soon as practicable after the designated payment date, with each additional installment being paid in the month of January of each succeeding calendar year.

          (ii) Optional Forms of Payment for Pre-2005 Sub-Accounts. Notwithstanding clause (i) hereof, the Participant may elect to receive the amount credited to his Excess Deferral Sub-Account, his Pre-2005 Excess 401(k) Sub-Account (and corresponding Pre-2005 Excess Matching Sub-Account) and/or his LTIP Deferral Sub-Account in the form of a single lump sum payment or in annual installments for a period of less than 10 years by filing a notice in writing, signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the designated payment date. Any such election of the form of benefit may be changed at any time and from time to time, without the consent of any other person, by filing a later election in writing that is signed by the Participant and filed with the Plan Administrator while the Participant is alive and at least one year prior to the designated payment date. Any such lump sum payment shall be paid as soon as practicable following the later of (A) the designated payment date or (B) the date on which all amounts allocable to the particular Sub-Account for the year of such termination have been credited to the such Sub-Account.

          (c) Form of Payment for Post-2004 Excess 401(k) and Matching Sub-Accounts. The Participant shall elect a form of payment for his Post-2004 Excess 401(k) Sub-Account (which shall automatically apply to his Post-2004 Excess Matching Sub-Account) prior to December 31, 2004 (or when he makes his initial Post-2004 Compensation deferral election, if later). He may elect to receive such Sub-Account in the form of a lump sum payment or in the form of annual installment payments (for 10 or fewer years). These installment payments shall be based on the value of the particular Sub-Account on the Valuation Date immediately preceding the date such installment is to be paid, with each installment being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid. The first installment payment shall be paid as soon as practicable after the designated payment date, with each additional installment being paid on, or as soon as practicable after, the anniversary date thereof in each succeeding calendar year. Installment payments from Post-2004 Sub-Accounts will be classified as a single payment for purposes of Section 409A of the Code. If the Participant does not make a timely election regarding the form of payment, his Post-2004 Excess 401(k) Sub-Account (and corresponding Post-2004 Excess Matching Sub-Account) shall be distributed in the form of a single lump sum payment. Once made, the election (or deemed election) of a form of payment under this Subsection (c) shall be IRREVOCABLE.

          (d) Yale Short-Term Deferral Sub-Account. The Yale Short-Term Deferral Sub-Account shall commence to be paid to the Participant (i) in the form of five annual installments with each installment being based on the value of the Yale Short-Term Deferral Sub-Account on the Valuation Date preceding the date on which such installment is to be paid and being a fraction of such value in which the numerator is one and the denominator is the total number of remaining installments to be paid, and (ii) commencing in the January following the date on which the Participant ceases to be an Employee of the Controlled Group. Subsequent installment payments shall be paid in each succeeding January.

          (e) Unforeseeable Emergency Distributions. Notwithstanding the foregoing, the Plan Administrator may at any time, upon written request of the Participant, cause to be paid to such Participant an amount equal to all or any part of the Participant's Excess Deferral Sub-Account and/or Excess 401(k) Sub-Account and/or Excess Matching Sub-Account if the Plan Administrator determines, in its absolute discretion based on such reasonable evidence that it shall require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency occurring with respect to the Participant. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent the amount does not exceed the amount reasonably necessary to satisfy the emergency need (plus an amount necessary to pay taxes and penalties reasonably anticipated as a result of the distribution) and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). Unforeseeable Emergency distributions shall be paid to the Participant in the form of a lump sum payment as soon as practicable after such distribution request is approved and processed by the Plan Administrator.

     Section 7.4. Withdrawals from Pre-2005 Sub-Accounts Subject to a 10% Penalty. Notwithstanding any provision of the Plan to the contrary, (a) a Participant who is an Employee may, at any time (and from time to time) elect in writing to receive a withdrawal of 100% of his Additional Excess Deferral Sub-Account, his Additional Pre-2005 Excess 401(k) Sub-Account, the Yale Short-Term Deferral Sub-Account and/or his LTIP Deferral Sub-Account and (b) a Participant who has ceased to be an Employee of the Controlled Group may also elect in writing to receive a withdrawal of 100% of his Basic Excess Deferral Sub-Account, Pre-2005 Basic Excess 401(k) Sub-Account, Pre-2005 Excess Matching Sub-Account and/or his Pre-2005 Excess Profit Sharing Sub-Account. Withdrawals under this Section shall be equal to the entire amount credited to any such Sub-Account at the time of the withdrawal, less 10% and shall be paid to the Participant in the form of a lump sum payment as soon as practicable after the withdrawal request is approved and processed by the Plan Administrator. Such 10% reduction shall be treated as a forfeiture hereunder and shall immediately be subtracted from the applicable Sub-Account, never to be restored. Such forfeitures shall inure to the benefit of the Company and shall be used to pay Excess Retirement Benefits and/or the administrative expenses of the Plan.

     Section 7.5. Other Payment Rules and Restrictions.

     (a) Payments From Post-2004 Sub-Accounts Violating Contractual Requirements. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder from a Participant's Post-2004 Sub-Accounts will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate a term of a loan agreement or other similar contract to which the Company is a party and the violation will cause material harm to the Company. The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation, or such violation will not cause material harm to the Company.

     (b) Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Company reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Company reasonably anticipates that making the payment will not cause such violation.

     (c) Cash Out of Small Pre-2005 Sub-Accounts or Small Pre-2005 Installment Payments. Notwithstanding any provision of the Plan to the contrary,
          (i) in the event that the sum of a Participant's Pre-2005 Sub-Account balances do not exceed $50,000 on the date of the Participant's termination of employment with the Controlled Group, such Sub-Accounts shall automatically be paid to him in a single lump sum payment as soon as practicable following the date of his termination of employment with the Controlled Group and (ii) in no event will any installment payment from a Participant's Pre-2005 Sub-Accounts be less than $10,000 and this $10,000 minimum installment payment shall override and supersede any form of payment election made by a Participant. In the event that any elected installment payment would be less than $10,000, a Participant shall automatically receive an installment payment equal to the lesser of $10,000 or the value of the applicable Sub-Accounts. Such $10,000 installment payments shall continue in effect until the Sub-Account balances are exhausted.

     (d) Cash-Out of Small Post-2004 Sub Accounts. Notwithstanding any provision of the Plan to the contrary, in the event that the sum of a Participant's Post-2004 Sub-Account balances (plus any other amounts that are required to be aggregated therewith under Code Section 409A) do not exceed $50,000 on the date of the Participant's Termination of Employment, such Sub-Accounts shall automatically be paid to him in a single lump sum payment at the latest of (A) the date of his Termination of Employment or (B) the end of the 6-month period described in Subsection (f) below for Key Employees.

     (e) Insolvency. Notwithstanding any provision of the Plan to the contrary (but except as otherwise provided in Article XI), an Employer shall not be required to make any payment hereunder to any Participant or Beneficiary if the Employer is Insolvent at the time such payment is due to be made or if the payment would jeopardize the solvency of the Employer; provided that the payment shall be made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the solvency of the Employer.

     (f) Key Employees. Notwithstanding any provision of the Plan to the contrary, distributions of Post-2004 Sub-Accounts to Key Employees made on account of a Termination of Employment may not be made before the date that is six months after such Termination of Employment (or, if earlier, the date of death) except for payments made on account of
          (i) a QDRO (as specified in Section 9.5) or (ii) a conflict of interest or the payment of FICA taxes (as specified in Subsection (g) below). Any amounts that are otherwise payable to the Key Employee during the 6-month period following his Termination of Employment shall be accumulated and paid in a lump sum make-up payment as soon as practicable following the end of such 6-month period.

     (g) Time of Payment/Processing. All payments under the Plan shall be made on, or as soon as practicable after, the specified payment date (and, in any event, no later than December 31 of the year that includes the specified payment date or, if later, by the 15th day of the third calendar month following the specified payment date). Notwithstanding the foregoing, if the calculation of the amount payable from the Post-2004 Sub-Accounts is not administratively practicable due to events beyond the control of the Company and the Participant, the payment shall be made during the first calendar year in which the payment is administratively practicable.

     (h) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, payments of Post-2004 Sub-Accounts hereunder may be accelerated (i) to the extent necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)) or (ii) to the extent necessary to pay the FICA taxes imposed on benefits hereunder under Code Section 3101, and the income withholding taxes related thereto. Payments may also be accelerated if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.

                          ARTICLE VIII - BENEFICIARIES

     Section 8.1. Beneficiary Designations. A designation of a Beneficiary hereunder may be made only by an instrument (in form acceptable to the Plan Administrator) signed by the Participant and filed with the Plan Administrator prior to the Participant's death. Separate Beneficiary designations may be made for each Sub-Account under the Plan (provided that a single Beneficiary must be designated for both the Excess 401(k) Sub-Account and the corresponding Excess Matching Sub-Account). In the absence of such a designation and at any other time when there is no existing Beneficiary designated hereunder, (a) the Beneficiary of a Participant for his Excess 401(k) Benefits, his Excess Matching Benefits and his Excess Profit Sharing Benefits shall be his beneficiary under the Profit Sharing Plan, and (b) the Beneficiary of a Participant for his Excess Deferral Benefits, his LTIP Deferral Benefits and his Yale Short-Term Benefits shall be his surviving legal spouse or, if none, his estate. A person designated by a Participant as his Beneficiary who or which ceases to exist shall not be entitled to any part of any payment thereafter to be made to the Participant's Beneficiary unless the Participant's designation specifically provided to the contrary. If two or more persons designated as a Participant's Beneficiary are in existence with respect to a single Sub-Account, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provides for a different allocation.

     Section 8.2. Change in Beneficiary. Anything herein or in the Profit Sharing Plan to the contrary notwithstanding, a Participant may, at any time and from time to time, change a Beneficiary designation hereunder without the consent of any existing Beneficiary or any other person. A change in Beneficiary hereunder may be made regardless of whether such a change is also made under the Profit Sharing Plan. In other words, the Beneficiary hereunder need not be the same as under the Profit Sharing Plan. Any change in Beneficiary shall be made by giving written notice thereof to the Employer or Plan Administrator and any change shall be effective only if received prior to the death of the Participant.

     Section 8.3. Distributions to Beneficiaries.

          (a) Amount of Benefits. Excess Retirement Benefits payable to a Participant's Beneficiary under this Plan shall be equal to the balance in the applicable Sub-Account of such Participant on the Valuation Date preceding the date of the distribution of the Sub-Account to the Beneficiary.

          (b) Time of Payment. Excess Retirement Benefits payable to a Beneficiary under this Plan shall be paid as soon as practicable following the death of the Participant.

          (c) Form of Payment. All Benefits payable to a Beneficiary hereunder shall be paid in the form of a lump sum payment.

                           ARTICLE IX - MISCELLANEOUS

     Section 9.1. Liability of Employers. Nothing in this Plan shall constitute the creation of a trust or other fiduciary relationship between an Employer and any Participant, Beneficiary or any other person.

     Section 9.2. Limitation on Rights of Participants and Beneficiaries - No Lien. This Plan is designed to be an unfunded, nonqualified plan. Nothing contained herein shall be deemed to create a trust or lien in favor of any Participant or Beneficiary on any assets of an Employer. The Employers shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Employers for use in connection with the Plan. No Participant or Beneficiary or any other person shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time that such assets are paid to the Participant or Beneficiary as provided herein. Each Participant and Beneficiary shall have the status of a general unsecured creditor of his Employer. The amount standing to the credit of any Participant's Sub-Account is purely notional and affects only the calculation of benefits payable to or in respect of him. It does not give the Participant any right or entitlement (whether legal, equitable or otherwise) to any particular assets held for the purposes of the Plan or otherwise.

     Section 9.3. No Guarantee of Employment. Nothing in this Plan shall be construed as guaranteeing future employment to Participants. A Participant continues to be an Employee of an Employer solely at the will of such Employer subject to discharge at any time, with or without cause.

     Section 9.4. Payment to Guardian. If a Benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Plan Administrator may direct payment of such Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Plan Administrator may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Employers from all liability with respect to such Benefit.

     Section 9.5. Assignment.

          (a) Subject to Subsection (b), no right or interest under this Plan of any Participant or Beneficiary shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or Beneficiary.

          (b) Notwithstanding the foregoing, the Plan Administrator shall honor a qualified domestic relations order ("QDRO") from a state domestic relations court which requires the payment of all or a part of a Participant's or Beneficiary's vested interest under this Plan to an "alternate payee" as defined in Code Section 414(p).

     Section 9.6. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.

     Section 9.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Profit Sharing Plan or any other Employer sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

                       ARTICLE X - ADMINISTRATION OF PLAN

     Section 10.1. Administration.

          (a) In General. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants or other persons, to resolve questions (including factual questions) or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the foregoing, the Plan Administrator is hereby granted the authority (i) to determine whether a particular employee is a Participant, and (ii) to determine if a person is entitled to Benefits hereunder and, if so, the amount and duration of such Benefits. The Plan Administrator's determination of the rights of any person hereunder shall be final and binding on all persons, subject only to the provisions of Sections
10.3 and 10.4 hereof.

          (b) Delegation of Duties. The Plan Administrator may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Benefits, to a named administrator or administrators.

     Section 10.2. Regulations. The Plan Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Plan Administrator shall, subject only to the provisions of Sections 10.3 and 10.4 hereof, be final and binding on all persons.

     Section 10.3. Claims Procedures.

          (a) The Plan Administrator shall determine the rights of any person to any Benefits hereunder. Any person who believes that he has not received the Benefits to which he is entitled under the Plan must file a claim in writing with the Plan Administrator. The Plan Administrator shall, no later than 90 days after the receipt of a claim (plus an additional period of 90 days if required for processing, provided that notice of the extension of time is given to the claimant within the first 90 day period), either allow or deny the claim in writing.

          (b) A written denial of a claim by the Plan Administrator, wholly or partially, shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based;
(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure and the time limits applicable thereto (including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review).

          (c) A claimant whose claim is denied (or his duly authorized representative) who wants to contest that decision must file with the Plan Administrator a written request for a review of such claim within 60 days after receipt of denial of a claim. If the claimant does not file a request for review of his claim within such 60-day period, the claimant shall be deemed to have acquiesced in the original decision of the Plan Administrator on his claim. If such an appeal is so filed within such 60 day period, the Compensation Committee (or its delegate) shall conduct a full and fair review of such claim. During such review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. For this purpose, the Compensation Committee (or its delegate) shall have the same power to interpret the Plan and make findings of fact thereunder as is given to the Plan Administrator under Section 10.1(a) above.

          (d) The Compensation Committee (or its delegate) shall mail or deliver to the claimant a written decision on the matter based on the facts and the pertinent provisions of the Plan within 60 days after the receipt of the request for review (unless special circumstances require an extension of up to 60 additional days, in which case written notice of such extension shall be given to the claimant prior to the commencement of such extension). Such decision shall be written in a manner calculated to be understood by the claimant, shall state the specific reasons for the decision and the specific Plan provisions on which the decision was based and, to the extent permitted by law, shall be final and binding on all interested persons. In addition, the notice of adverse determination shall also include statements that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring a civil action under
Section 502(a) of ERISA.

     Section 10.4. Revocability of Action. Any action taken by the Plan Administrator or the Compensation Committee (or its delegate) a with respect to the rights or benefits under the Plan of any person shall be revocable as to payments not yet made to such person. In addition, the acceptance of any Benefits under the Plan constitutes acceptance of and agreement to the Plan making any appropriate adjustments in future payments to any person (or to recover from such person) any excess payment or underpayment previously made to him.

     Section 10.5. Amendment. The Company (with the approval or ratification of the Benefits Committee) may at any time prospectively or retroactively amend any or all of the provisions of this Plan for any reason whatsoever, except that (a) no such amendment may adversely affect the amount of any Participant's vested Benefit as of the date of such amendment and (b) no such amendment may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any amendment shall be in the form of a written instrument executed by an officer of the Company. Subject to the foregoing provisions of this Section, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution.

     Section 10.6. Termination.

          (a) The Company (without the consent of any Employer but with the approval or ratification of the Compensation Committee), in its sole discretion, may terminate this Plan at any time and for any reason whatsoever, except that, subject to Subsection (b) hereof, (i) no such termination may adversely affect any Participant's vested Benefit as of the date of such termination and (ii) no such termination may suspend the crediting of earnings on the balance of a Participant's Account, until the entire balance of such Account has been distributed, in either case, without the prior written consent of the affected Participant. Any such termination shall be expressed in the form of a written instrument executed by an officer of the Company on the order of the Compensation Committee. Subject to the foregoing provisions of this Section, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

          (b) Notwithstanding anything in the Plan to the contrary, in the event of a termination of the Plan (or any portion thereof), the Company, in its sole and absolute discretion, shall have the right to change the time and form of distribution of Participants' Excess Retirement Benefits including requiring that all amounts credited to Participant's Account hereunder be immediately distributed in the form of lump sum payments (but only to the extent such change is permitted by Code Section 409A).

                                  ARTICLE XI -
              ADOPTION BY OTHER EMPLOYERS, TRANSFERS AND GUARANTEES

     Section 11.1. In general. The provisions of this Article shall apply notwithstanding any other provision of the Plan to the contrary.

     Section 11.2. Adoption of Plan by other Employers/Withdrawal.

          (a) Any Controlled Group Member may adopt the Plan with the written consent of the Company (with the approval or ratification of the Benefits Committee). Any such adopting employer must (i) execute an instrument evidencing such adoption and (ii) file a copy of such Instrument with the Plan Administrator. Such adoption may be subject to such terms and conditions as the Company requires or approves. By this adoption of the Plan, Employers other than the Company shall be deemed to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.

          (b) Notwithstanding the foregoing, in the case of any Employer that adopts the Plan and thereafter (i) ceases to exist, (ii) ceases to be a Controlled Group Member or (iii) withdraws or is eliminated from the Plan, it shall not thereafter be considered an Employer hereunder provided, however, that such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder.

          (c) Any Employer (other than the Company) which adopts this Plan may elect separately to withdraw from the Plan and such withdrawal shall constitute a termination of the Plan as to it; provided, however, that (i) such terminating Employer shall continue to be an Employer for the purposes hereof as to Participants or Beneficiaries to whom it owes obligations hereunder, and (ii) such termination shall be subject to the limitations and other conditions described in Section 10.6, treating the Employer as if it were the Company.

     Section 11.3. Expenses. The expenses of administering the Plan shall be paid by the Employers, as directed by the Company.

     Section 11.4. Liability for Payment/Transfers of Employment.

          (a) Subject to the provisions of Subsections (b) and (c) hereof, each Employer shall be liable for the payment of the Excess Retirement Benefits which are payable hereunder to or on behalf of its Employees.

          (b) Notwithstanding the foregoing, if an Excess Retirement Benefit payable to or on behalf of a Participant is based on the Participant's employment with more than one Employer the following provisions shall apply:

          (i) Upon a transfer of employment, the Participant's Sub-Accounts shall be transferred from the prior Employer to the new Employer and Excess Retirement Benefits (and earnings) shall continue to be credited to the Sub-Accounts following the transfer (to the extent otherwise required under the terms of the Plan). The last Employer of the Participant shall be responsible for paying the entire amount which is allocated to the Participant's Sub Accounts hereunder; and

          (ii) Notwithstanding the provisions of clause (i), (1) each Employer shall be solely liable for the payment of the amounts credited to a Participant's Account which were earned by the Participant while he was employed by that Employer; (2) each Employer (unless it is Insolvent) shall reimburse the last Employer for its allocable share of the Participant's distribution; (3) if any responsible Employer is Insolvent at the time of distribution, the last Employer shall not be required to make a distribution to the Participant with respect to amounts which are allocable to service with that Employer (until the payment date specified in Section 7.5(e)); and (4) each Employer shall (to the extent permitted by applicable law) receive an income tax deduction for the Employer's allocable share of the Participant's distribution.

          (c) Notwithstanding the foregoing, in the event that NMHG Oregon, LLC (known as NMHG Oregon, Inc. prior to the close of business on December 31, 2005) is unable or refuses to satisfy its obligations hereunder with respect to the payment of Excess Retirement Benefits to its Employees, the Company (unless it is Insolvent) shall guarantee and be responsible for the payment thereof.

                                       EXECUTED, this 8th day of February, 2006.

                                       NACCO MATERIALS HANDLING GROUP, INC.


                                       By: /s/ Charles A. Bittenbender
                                           ------------------------------------
                                       Title: Assistant Secretary
                                              ---------------------------------